                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 59                                   Trade Date: 03/17/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 03/20/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is March 18, 2003




         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFH2              $2,653,000.00              4.00%                 09/15/13                 100%


    Interest Payment
       Frequency                                   Subject to           Dates and terms of redemption
      (begin date)          Survivor's Option      Redemption          (including the redemption price)
    ----------------        -----------------    ---------------       --------------------------------
        04/15/03                   Yes                  Yes                     100% 03/15/04
        monthly                                                            semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $2,613,868.25             $39,131.75                $2.00             ABN AMRO Financial
                                                                             Services, Inc.